Exhibit 10.24

First Amendment to the
Double Eagle II Airport
Hangar Lease

Utilicraft Aerospace Industries, Inc.

This First Amendment to the Double Eagle II Airport Hangar Lease (“First Amendment”) is entered into by and between the City of Albuquerque, a New Mexico municipal corporation (“City”) and Utilicraft Aerospace Industries, Inc., a corporation organized and existing under the laws of the state of Nevada (“Tenant”).

In consideration of the rights, privileges, and mutual obligations contained in this First Amendment, City and Tenant agree as follows:

Section 1.  Recitals.

1.1          This First Amendment amends the Double Eagle II Airport Hangar Lease entered into between City and Utilicraft Aerospace Industries, Inc. dated March 31, 2005 (“Lease”); and

1.2          Tenant and City desire to adjust the Term of the Lease to establish a commencement date for occupancy of the Premises; and

1.3          Tenant and City desire to establish a commencement date for payment of Rents and Fees required under the Lease; and

1.4          Tenant and City have the right and power to enter into this First Amendment.

Section 2. Term. Section 8. Term of the Lease is hereby deleted in its entirety and replaced with the following language:

The term of this Lease (“Term”) shall be on a month-to-month basis commencing on March 1, 2006 (“Commencement Date”), and being automatically renewed on the first day of each month unless earlier terminated pursuant to any provision of this Lease.

Section 3.  Rents and Fees. Subsection 9.1 Rents and subsection 9.2 Other Airport Fees of the Lease are hereby deleted in their entirety and replaced with the following language:

9.1          Rents. Beginning on the Commencement Date, Tenant agrees to pay City, in advance without invoice on the first day of each calendar month for the use of the Premises and for the rights granted pursuant to this Lease, Three Thousand Six Hundred and 00/100 Dollars ($3,600.00) per month. Said rents are based on Three and 00/100 Dollars ($3.00) per square foot per year for fourteen thousand four hundred (14,400) square feet of aircraft hangar space. City reserves the right to adjust the rent annually effective July 1 of each year in an amount equal to three percent (3%) of the previous year’s annual rent amount.

If the Commencement Date or earlier termination of this Lease occurs on a date other than the first or last day of a calendar month, rents shaft be prorated according to the number of days in that month during which the Premises and rights were enjoyed.

9.2          Other Airport Fees. Tenant’s obligation to pay Other Airport Fees shall begin on the Commencement Date, and shall be due and payable by Tenant monthly for the preceding month no later than the fifteenth (15th) day of each month, unless otherwise specifically provided for in this Lease, Other Airport Fees are outlined in Exhibit C, attached hereto and incorporated herein,

Section 4.  Effect of Amendment. Except as expressly stated herein, the terms and conditions of the Lease shall remain unchanged and shall continue in full force and effect.

Section 5.  Approval of Amendment. This First Amendment shall not become effective or binding until signed by the City’s Director of Aviation.

IN WITNESS WHEREOF, City has caused this first Amendment to be executed by its Director of Aviation, and Tenant has caused the same to be executed by its appropriate and authorized officer.

City of Albuquerque

By:		Date:	3/9/06
John D. “Mike” Rice, Director of Aviation

Utilicraft: Aerospace Industries, Inc.

By:		Date:	March 1, 2006
John J. Dupont, President-CEO

DOUBLE EAGLE II AIRPORT

HANGAR LEASE

OTHER AIRPORT FEES

Exhibit C

Per Section 9. Rents and Fees, subsection 9.2, Other Airport Fees includes, but is not limited to the following:

1.             Maintenance or Repair Fees. Those fees associated with the maintenance or repair of Tenant’s Premises if it is necessary for such maintenance or repair to be provided by City. The fee for the required maintenance or repair paid by Tenant shall be the cost for such service plus a fifteen percent (15%) administrative fee.

2.             Airport Identification Badge Fees. If it is determined by City or other governmental agency that Airport Identification Badges are required for access to the Airport Operations Area, then Tenant shall be required to obtain and pay for such badges. The Airport Identification Badge Fee will be the fee in place at the time of such issuance.

3.             Refuse Fees. Those fees associated with the rental of a refuse containment unit if such unit is provided by City at Tenant’s request. The fee for the such refuse containment unit shall be the cost for such containment unit plus a fifteen percent (15%) administrative fee.

From time to time, throughout the Term of the Agreement, the City of Albuquerque Aviation Department may provide, or may cause to be provided, additional services for which an Airport Fee may be charged.